Exhibit 99.1

Polymer Group, Inc.
9335 Harris Corners Pkwy.
Suite 300
Charlotte, NC 28269
www.polymergroupinc.com
704-697-5100

Polymer Group, Inc. Announces Global Price Increases

For Immediate Release

January 21, 2008

Charlotte, N.C. --- Polymer Group, Inc. (OTC Bulletin Board: POLGA/POLGB) announced it will increase prices on its products globally due to continued increases in raw material costs.

Price increases from suppliers to PGI continue to rise in recent periods to record highs. In certain cases, input prices have increased more than 30 percent in recent months.  Both resin and fiber-based raw materials have increased dramatically, specifically polyester, polypropylene, pulp and rayon, which are key components of the company’s products.

The amount of the price increases to customers will vary based on the product composition, but in most cases will be in excess of 10 percent to mitigate the increased prices the company has received from its suppliers.

“PGI is committed to providing high quality, innovative products, and excellent technical service to the market at a fair price.  We continue to focus on initiatives to streamline our manufacturing processes and reduce our costs which enable us to combat rising raw material and energy costs to an extent.  However the recent unprecedented cost escalations of certain of our raw materials require further actions to ensure we can continue to serve our customers effectively.  This phenomenon is not unique to PGI but is impacting our entire industry,” said PGI’s chief executive officer, Veronica (Ronee) M. Hagen.

Polymer Group, Inc., one of the world’s leading producers of nonwovens, is a global, technology-driven developer, producer and marketer of engineered materials. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 19 manufacturing and converting facilities in 9 countries throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements speak only as of the date of this release. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; substantial debt levels and potential inability to maintain sufficient liquidity to finance the company’s operations and make necessary capital expenditures; inability to meet existing debt covenants; information and technological advances; changes in environmental laws and regulations; achievement of objectives for strategic acquisitions and dispositions; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes in selling prices to customers which are based, by contract, on changes to an underlying index; inability to achieve successful start-up of new production lines; domestic and foreign competition; reliance on major customers and suppliers; and risks related to operations in foreign jurisdictions. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

For further information, please contact:

Dennis Norman

Vice President — Strategic Planning & Communication

                (704) 697-5186

                normand@pginw.com